UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

254 West 31st Street, 11th Floor

New York, New York 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Due to the outbreak of coronavirus disease 2019 (“COVID-19”), XpresSpa Group, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K on March 30, 2020 (the “Original Filing”) to avail itself of an extension to file its Annual Report on Form 10-K for the period ended December 31, 2019 (the “Annual Report”), originally due on March 30, 2020, relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”) regarding exemptions granted to certain public companies.

The Company continues to experience delays in operations and business for the reasons previously disclosed in the Original Filing, which is hereby incorporated herein by reference. For the reasons described in the Original Filing, the Company will be relying upon the 45-day grace period provided by the Order to delay the filing of the information required by Part III of Form 10-K (the “Part III Information”) on Form 10-K/A originally due April 30, 2020. The Company will file it’s Part III Information on Form 10-K/A by no later than June 15, 2020, 45 days after the original due date of the Part III Information.

On April 20, 2020, the Company filed its Annual Report on Form 10-K which included the following risk factor regarding the impact of the recent coronavirus pandemic on the Company’s business:

The recent COVID-19 outbreak was declared a pandemic by the World Health Organization on March 11, 2020 and has rapidly spread to the United States and many other parts of the world and may continue to adversely affect our business operations, employee availability, financial condition, liquidity and cash flow for an extended period of time.

The COVID-19 outbreak is having an impact on the global economy, resulting in rapidly changing market and economic conditions. Similar to many businesses in the travel sector, our business has been materially adversely impacted by the recent COVID-19 outbreak due to the restrictions on travel that have been implemented. Effective March 24, 2020, we temporarily closed all global spa locations, largely due to the categorization of our spa locations by local jurisdictions as “non-essential services” in connection with the outbreak of COVID-19. This has had a materially adverse impact on our cash flows from operations and caused a liquidity crisis. Ongoing significant reductions in business related activities could result in further loss of sales and profits and other material adverse effects. The extent of the impact of COVID-19 on our business, financial results, liquidity and cash flows will depend largely on future developments, including new information that may emerge concerning the severity and action taken to contain or prevent further spread within the U.S. and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted. As the outbreak of COVID-19 continues to spread rapidly in the U.S. and globally, related government and private sector responsive actions may continue to adversely affect our business operations. It is impossible to predict the effect and ultimate impact of the COVID-19 pandemic as the situation is rapidly evolving. If the COVID-19 outbreak continues and persists for an extended period of time, we expect there will be significant and material disruptions to our operations, which will have a material adverse effect on our business, financial condition and results of operations.

Forward-Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) and the press release attached hereto include forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. The forward looking statements in this Form 8-K and the press release attached hereto constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, the risks and uncertainties and other factors discussed from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 20, 2020. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: April 28, 2020	By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer